Navan Appoints Shai Weiss to Board of Directors
Travel industry veteran and former Virgin Atlantic CEO brings significant financial and operational expertise to Navan’s Board

PALO ALTO, CA — January 29, 2026 — Navan (NASDAQ: NAVN), the leading all-in-one business travel, payments, and expense management platform, today announced the appointment of Shai Weiss to its Board of Directors, effective immediately. Weiss, the former CEO of Virgin Atlantic, brings decades of executive leadership, a digital-first mindset, and extensive travel industry experience to Navan’s Board.

“Shai is a travel industry veteran who brings a deep understanding of the business traveler’s mindset to the board,” said Ariel Cohen, CEO and co-founder of Navan. “Under his leadership, Virgin Atlantic transformed into a premium, digital-first carrier with industry-leading guest satisfaction. As we scale, his extensive industry expertise will help us continue to attack the $185 billion travel and expense market.”

“Navan’s leadership team's commitment to a traveler-first experience, powered by world-class technology, is exactly what businesses need today,” said Weiss. “Navan is a true industry disruptor—a company with the vision to build its tech stack from the ground up in service of its customers. I am honored to join the Board and look forward to working alongside this world-class team to shape the future of travel and expense management.”

Weiss served as Virgin Atlantic’s CEO from January 2019 until December 2025 and was an Executive Director of its Board starting in 2014. Weiss joined Virgin Atlantic as Chief Financial Officer in 2014 and later served as Chief Commercial Officer before being named CEO. Weiss facilitated Delta Air Lines’ acquisition of Singapore Airlines’ 49% stake in Virgin Atlantic and the formation of a $17 billion transatlantic joint venture with Delta and Air France-KLM, with Virgin Atlantic as a founding member. He achieved record performance during his tenure and guided Virgin Atlantic successfully through the pandemic.

Before joining the Virgin Group in 2006, he held several senior management positions at ntl:Telewest (now Virgin Media O2), the UK and Europe’s largest cable operator, and he was a member of the Morgan Stanley Technology Investment Banking team in London.

Weiss’ appointment comes at an exciting time for Navan, following key customer wins like Axel Springer and Frasers Group, alongside a new NDC connection with Emirates and an enhanced direct connection with Booking.com.

With Weiss’ appointment, Navan’s Board of Directors expands to ten. He joins an esteemed group that includes Ben Horowitz, Arif Janmohamed, Mike Kourey, Clara Liang, Sandesh Patnam, Anré Williams, Oren Zeev, and Navan’s co-founders, Ariel Cohen and Ilan Twig.

About Navan
Navan is the leading all-in-one business travel, payments, and expense management platform that makes travel easy for frequent travelers. From finding flights and hotels to automating expense reconciliation, with 24/7 support along the way, Navan delivers an intuitive experience travelers love and finance teams rely on. See how Navan customers benefit and learn more at navan.com.

Forward-Looking Statements
All statements in this press release other than statements of historical fact could be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” or similar expressions. Such statements are subject to risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks and other factors include the risks described under the caption “Risk Factors” in Navan’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on December 15, 2025 and in other reports Navan files from time to time with the SEC. Except as required by law, Navan undertakes no obligation, and does not intend, to update these forward-looking statements.

Contacts

Investor Relations: investors@navan.com
Media: press@navan.com